                                                                     EXHIBIT 4.4

                            SUPPLEMENTAL INDENTURE


     THIS SUPPLEMENTAL INDENTURE (the "Supplement") is dated as of November 6, 1997, among Empress River Casino Finance Corporation, a Delaware corporation (the "Company"), Empress Casino Joliet Corporation, f/k/a Empress River Casino Corporation, an Illinois corporation ("Empress"), Empress Casino Hammond Corporation, f/k/a Lake Michigan Charters, Ltd., an Indiana corporation ("Hammond Empress"), LMC Leasing, Ltd., a Delaware corporation ("Hammond Leasing," and together with Empress Joliet and Empress Hammond, collectively referred to herein as the "Guarantors"), First Trust National Association, a national association, as Trustee, and New Empress Hammond, Inc., an Indiana corporation ("New Hammond"). Except as otherwise defined herein, terms used in this Supplement shall have the meanings assigned to them in the Indenture (as defined below).

                                   RECITALS

     WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of April 1, 1994 (the "Indenture"), pursuant to which the Company issued $150.0 million in 10.75% Senior Notes due 2002 (the "Notes"); and

     WHEREAS, Section 10.1(1) of the Indenture permits the Company or any Guarantor and the Trustee to enter into a supplemental indenture without the consent of any holders of the Notes in order to cure ambiguities or inconsistencies in the Indenture as long as such action does not adversely affect the interest of any holder of the Notes in any respect; and

     WHEREAS, the parties desire to cure certain ambiguities by entering into this Supplement on the terms set forth below; and

     WHEREAS, Section 10.1(3) of the Indenture permits the Company or any Guarantor and the Trustee to enter into a supplemental indenture without the consent of any holders of the Notes in order to provide for additional Guarantors of the Securities; and

     WHEREAS, New Hammond desires to become an Additional Guarantor under the Indenture, as required by Section 5.22 of the Indenture;

     NOW THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENTS

1.   STATUS OF INDENTURE. Except as specifically set forth herein, the Indenture
     -------------------
and all related documents executed and delivered to the Trustee in connection with the Indenture and the Company's and each Guarantor's liabilities thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Supplement. This Supplement is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Indenture and such other related documents, except as specifically set forth herein.

2.   SALE OF GUARANTOR.  The definition of "Sale of a Guarantor" in Section 1.1
     -----------------
of the Indenture is hereby deleted in its entirety and replaced with the following:

     "Sale of a Guarantor" means (i) any merger or consolidation of, or any
      -------------------
     sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, any of Hammond Empress, Hammond Leasing, or any Additional Guarantor in each case on a consolidated basis, in one transaction or a series of related transactions; or (ii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Hammond Empress, Hammond Leasing, or any Additional Guarantor (together with any new directors whose election by such Board or whose election by the stockholders of Hammond Empress, Hammond Leasing or such Additional Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Hammond Empress, Hammond Leasing, or such Additional Guarantor then in office, as applicable. Notwithstanding the foregoing, a Sale of a Guarantor with respect to Hammond Empress, Hammond Leasing or any Additional Guarantor shall not have been deemed to have occurred if immediately after giving effect to the transaction giving rise to a Sale of a Guarantor, (i) at least fifty-one percent (51%) of the outstanding capital stock of the Guarantor which was a party to such transaction is beneficially owned, directly or indirectly, by the Excluded Persons immediately after the consummation of such transaction, (ii) a majority of the members of the Board of Directors of such Guarantor prior to such Sale of a Guarantor constitute at least a majority of the Board of Directors of the surviving or transferee entity immediately after the consummation of such transaction, and (iii) the Consolidated Net Worth of the Guarantor which was a party to such transaction on a pro forma basis is at least
                                                --- -----
     equal to the Consolidated Net Worth of such Guarantor immediately prior to such transaction.

3.   BENEFICIAL OWNER.  The definition of "beneficial owner" in Section 1.1 of
     ----------------
the Indenture is hereby deleted in its entirety and replaced with the following:

     "beneficial owner," for purposes of the definitions of Change of Control
      -----------------
     and Sale of a Guarantor, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

4.   ASSET SALE. The second paragraph of Section 5.14(a), beginning
     ----------
"Notwithstanding the foregoing provisions of the prior paragraph", is hereby deleted in its entirety and replaced with the following:

     "Notwithstanding the foregoing provisions of the prior paragraph, an Asset Sale shall not be deemed to have occurred if:

                    (i) the Guarantors in the ordinary course of business and consistent with past practice, convey, sell, leases, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                    (ii) Hammond Leasing leases the Empress III to Hammond Empress, or if Hammond Empress fails to commence gaming operations, leases the Empress III to a third party;

                    (iii) Hammond Leasing merges or consolidates into Hammond Empress;

                    (iv) the Guarantors convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions of Article VI;

                    (v) a Sale of a Guarantor is made in accordance with the provisions of Section 5.20 or a transaction is excluded from the definition of a Sale of a Guarantor; or

                    (vi) any amounts are paid, loaned, conveyed, assigned, distributed or otherwise transferred by a Guarantor to one of its wholly-owned Subsidiaries.

5.   GUARANTY.   New Hammond hereby agrees to guaranty, jointly and severally
     --------
with the existing Guarantors and on a senior basis, the Company's obligation to pay principal, premium and interest on the Securities on terms identical to those contained in Article XIII of the Indenture, as if New Hammond had been an original party to Article XIII of the Indenture, and in furtherance thereof agrees to execute and deliver to the Trustee the form of Guaranty attached hereto as Exhibit A.
          ---------

6.   COUNTERPARTS.  This Supplement may be executed in any number of
     ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

EMPRESS RIVER CASINO FINANCE                EMPRESS CASINO JOLIET
CORPORATION                                 CORPORATION (f/k/a Empress River
                                            Casino Corporation)

By:/s/ Peter A. Ferro, Jr.                  By:/s/ Peter A. Ferro, Jr.
   ---------------------------------          ----------------------------------
Name:  Peter A. Ferro, Jr.                  Name:  Peter A. Ferro, Jr.
     -------------------------------             -------------------------------
Title: Cheif Executive Officer              Title: Cheif Executive Officer
      ------------------------------              ------------------------------

EMPRESS CASINO HAMMOND                      LMC LEASING, LTD.
CORPORATION (f/k/a Lake Michigan
Charters, Ltd.)

By:/s/ Peter A. Ferro, Jr.                  By:/s/ Peter A. Ferro, Jr.
   ---------------------------------           ---------------------------------
Name:  Peter A. Ferro, Jr.                  Name:  Peter A. Ferro, Jr.
     -------------------------------             -------------------------------
Title: Cheif Executive Officer              Title: Cheif Executive Officer
      ------------------------------              ------------------------------

FIRST TRUST NATIONAL ASSOCIATION,           NEW EMPRESS HAMMOND, INC.
as Trustee

By:/s/ Richard H Prokosch                   By:/s/ Peter A. Ferro, Jr.
   ---------------------------------           ---------------------------------
Name:  Richard H Prokosch                   Name:  Peter A. Ferro, Jr.
     -------------------------------             -------------------------------
Title: Assistant Vice President             Title: Cheif Executive Officer
      ------------------------------              ------------------------------

                                   EXHIBIT A
                                   ---------

                                    GUARANTY


     For value received, ________________________, a _________________
corporation, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium, if any, and interest on, such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                    ___________________________________

                                    By:________________________________



                                    Attest:____________________________